PARTICIPANT AGREEMENT

      This Participant Agreement (this "Agreement") is entered into between First Trust Portfolios, L.P. (the "Distributor"), ________________________ (the "Participant") and The Bank of New York Mellon (the "Transfer Agent"). The Transfer Agent serves as the Transfer Agent of of each registered open-end management investment company listed on Schedule attached hereto and incorporated herein, as the same may be amended from time to time by the Distributor (each, a "Trust" and, collectively, the "Trusts") and is an Index Receipt Agent as that term is defined in the rules of the National Securities Clearing Corporation ("NSCC"). The Distributor has been retained to provide certain services with respect to acting as principal underwriter of each Trust in connection with the sale and distribution of shares of beneficial interest, par value $0.01 per share ("Shares"), of the Series of each Trust (each a "Fund") on Schedule I attached hereto and incorporated herein, as the same may be amended from time to time. Certain Funds (each, an "International Fund") may include securities of issuers that are domiciled outside the United States and listed on the foreign equivalent of a U.S. national securities exchange (a "U.S. exchange"). The Distributor, the Transfer Agent and the Participant acknowledge and agree that each Trust and Fund shall be a third-party beneficiary of this Agreement and shall receive the benefits contemplated by this Agreement to the extent specified herein. The prospectus and statement of additional information for each Fund (collectively, the "Prospectus") are incorporated herein and included as part of the respective Trust's Registration Statement as amended on Form N-1A. Shares may be created or redeemed only in aggregations of 50,000 (or such other aggregation as is specified in the relevant Fund's Prospectus), referred to therein and herein as a "Creation Unit." Capitalized terms not otherwise defined herein are used herein as defined in the relevant Fund's Prospectus. All references to "cash" shall refer to U.S. dollars.

      This Agreement is intended to set forth certain premises and the procedures by which the Participant may create and/or redeem Creation Units (i) through the Continuous Net Settlement ("CNS") clearing processes of NSCC as such processes have been enhanced to effect creations and redemptions of Creation Units, such processes being referred to herein as the "Trusts' Clearing Process," or (ii) outside the Trusts' Clearing Process (e.g., through the facilities of the Depository Trust Company ("DTC")).

      This Agreement supersedes any prior Participant Agreement entered into by the parties with respect to the Trusts and any Fund from and after the date hereof. Any and all prior Participant Agreements entered into by the parties are deemed terminated upon execution of this Agreement.

      The parties hereto in consideration of the premises and of the agreements contained herein agree as follows:

SECTION 1.          STATUS OF PARTICIPANT.

      The Participant hereby represents, covenants and warrants that (i) with respect to orders for the creation or redemption of Creation Units by means of the Trusts' Clearing Process, it is a member of NSCC and a participant in the CNS System of NSCC (as defined in the Prospectus, a "Participating Party"); and

(ii) with respect to orders for the creation or redemption of Creation Units outside the Trusts' Clearing Process, it is a DTC Participant. The Participant may place orders for the creation or redemption of Creation Units (a "Creation Order" and "Redemption Order," respectively) either through the Trusts' Clearing Process or outside the Trusts' Clearing Process, subject to the procedures for creation and redemption referred to in Section 2 of this Agreement ("Execution of Orders") and the procedures described in Attachment A attached hereto and incorporated herein and made a part hereof, as the same may be amended from time to time ("Attachment A"). Any change in the foregoing status of the Participant shall terminate this Agreement, and the Participant shall give immediate notice to the Distributor and the Transfer Agent of such change.

      The Participant further represents that it is a broker-dealer registered with the Securities and Exchange Commission and a member of the Financial Industry Regulatory Authority. ("FINRA") or is exempt from or otherwise not required to be licensed as a broker-dealer or a member of FINRA. The Participant is qualified as a broker or dealer, or otherwise, under all applicable state laws where it is required to do so in order that Shares may be sold in such states where the Participant intends to sell such Shares. The Participant agrees to conform to the rules of FINRA and the securities laws of any jurisdiction in which it sells, directly or indirectly, Shares, to the extent such laws, rules and regulations relate to the Participant's transactions in, and activities with respect to, the Shares.

      The Participant understands and acknowledges that the proposed method by which Creation Units of Shares will be purchased and traded may raise certain issues under applicable securities laws. For example, because new Creation Units of Shares may be issued and sold by the Trusts and their respective Funds on an ongoing basis, the offer and sale of Shares to investors may involve a "distribution," as such term is used in the Securities Act of 1933 (the "Securities Act"). The Participant understands and acknowledges that its offer and sale of Shares to investors, depending on the circumstances, may result in its being deemed a participant in a distribution in a manner which could render it a statutory underwriter and subject it to the prospectus delivery and liability provisions of the Securities Act. The Participant also understands and acknowledges that dealers who are not "underwriters" but are effecting transactions in Shares, whether or not participating in the distribution of Shares, may be required to deliver a prospectus.

SECTION 2.          EXECUTION OF ORDERS.

      All orders for the creation or redemption of Creation Units shall be handled in accordance with the terms of the respective Fund's Prospectus, and the procedures described in Attachment A to this Agreement. In the event the procedures include the use of recorded telephone lines, the Participant hereby consents to such use. Each Trust reserves the right to issue additional or other procedures relating to the manner of creating or redeeming Creation Units (and the procedures for the Trusts may, but need not be, identical), and the Participant, the Distributor and the Transfer Agent agree to comply with such procedures as may be issued from time to time, upon reasonable notice thereof.

      The Participant understands and agrees that Creations Orders and Redemption Orders may be submitted only on days that the U.S. exchange where the Shares are principally listed (as specified in the Prospectus) is open for trading or business.

SECTION 3.          NSCC.

      Solely with respect to orders for the creation or redemption of Creation Units through the Trusts' Clearing Process, the Participant as a Participating Party hereby authorizes the Transfer Agent to transmit to NSCC on behalf of the Participant such instructions, including share and cash amounts as are necessary with respect to the creation and redemption of Creation Units consistent with the instructions issued by the Participant to the Trust telephone representative identified in Attachment A hereto (the "Trust Telephone Representative"). The Participant agrees to be bound by the terms of such instructions issued by the Transfer Agent, as the case may be, and reported to NSCC as though such instructions were issued by the Participant directly to NSCC.

      With respect to any Redemption Order, the Participant also acknowledges and agrees to use its best efforts to return to the applicable Fund any dividend, distribution or other corporate action paid to it or to the party for which it is acting in respect of any Deposit Securities that are transferred to the Participant or any party for which it is acting that, based on the valuation of such Deposit Securities at the time of transfer, should have been paid to the Fund. With respect to any Redemption Order, the Participant also acknowledges and agrees that the applicable Fund is entitled to reduce the amount of money or other proceeds due to the Participant or any party for which it is acting that, based on the valuation of such Deposit Securities at the time of transfer, should be paid to the Fund. With respect to any Creation Order, the Distributor shall cause the applicable Fund's Custodian to return to the Participant or any party for which it is acting any dividend, distribution or other corporate action paid to the Fund in respect of any Deposit Securities that are transferred to a Fund that, based on the valuation of such Deposit Securities at the time of transfer, should have been paid to the Participant or any party for which it is acting.

SECTION 4.          DEPOSIT SECURITIES.

      The Participant understands that the number and names of the designated portfolio of securities (each, a "Deposit Security" and, collectively, the "Deposit Securities") and relevant cash amounts (the "Cash Component") to be deposited in connection with the purchase of a Creation Unit (the current "Fund Deposit") for each Fund will be made available each day that the New York Stock Exchange (the "NYSE") is open for trading through the facilities of the NSCC. The Participant will not be responsible for errors in the information relating to the Deposit Securities to be included in the current Fund Deposit to be transmitted through the facilities of the NSCC in connection with Redemption Orders and Creation Orders that are caused by the applicable Trust or Fund, the Distributor or the Transfer Agent.

      Under certain circumstances, a Trust may, in its discretion, permit or require, with respect to one or more Funds, a Participant to substitute cash in lieu of depositing some or all of the requisite Deposit Securities. A Trust may additionally permit, in its discretion, with respect to one or more

International Funds under certain circumstances, a Participant to substitute a different security in lieu of depositing some or all of the Deposit Securities. Substitution of cash or a different security might be permitted or required, for example, because one or more Deposit Securities may be unavailable, may not be available in the quantity needed, or may not be eligible for trading by the Participant (or any party on whose behalf the Participant is acting) due to local trading restrictions (including, for example, requirements that securities be traded only for cash in local currency) or other circumstances.

SECTION 5.          ROLE OF PARTICIPANT.

      The Participant shall have no authority in any transaction to act as agent of the Distributor, the Transfer Agent, any Trust or any Fund.

      (a) The Participant agrees (i) subject to any privacy obligations or other obligations arising under the federal or state securities laws it may have to it customers, to assist the Distributor in ascertaining certain information regarding sales of Shares made by or through Participant upon the request of a Trust or Fund or the Distributor necessary for the applicable Trust or Fund to comply with its obligation to distribute information to its shareholders as may be required from time to time under applicable state or federal securities laws, or (ii) in lieu thereof, and at the option of the Participant, the Participant may undertake to deliver Prospectuses, as may be amended or supplemented from time to time, proxy material, annual and other reports of a Fund or other similar information that the applicable Trust or Fund is obligated to deliver to its shareholders to the Participant's customers that custody Fund Shares with the Participant, after receipt from the applicable Trust or Fund or the Distributor of sufficient quantities to allow mailing thereof to such customers. The expenses associated with such transmissions shall be borne by the Distributor or the applicable Trust or Fund in accordance with usual custom and practice in respect of such communications. None of the Distributor, the applicable Trust or Fund or any of their respective affiliates shall use the names and addresses and other information concerning Participant's customers for any purpose except in connection with the performance of their duties and responsibilities hereunder and except for servicing and informational mailings described in this clause (a) of Section 5, or as may otherwise be required by applicable law.

      (b) The Participant certifies that it has policies, procedures and internal controls in place that are reasonably designed to comply with all applicable anti-money laundering laws and regulations, including applicable provisions of the USA Patriot Act of 2001 and the regulations administered by the U.S. Department of the Treasury's Office of Foreign Assets Control as the same may in effect from time to time.

SECTION 6.          PARTICIPANT REPRESENTATIONS.

      (a) The Participant represents, warrants and agrees that it will not make any representations concerning any Fund, the applicable Trust, the Creation Units or the Shares other than those consistent with the Fund's then current Prospectus or any promotional or sales literature furnished to the Participant by the Distributor or the applicable Trust or Fund, or any such materials permitted by clause (b) of this Section 6.

      (b) The Participant agrees not to furnish or cause to be furnished by Participant or its employees to any person or to display or publish any information or materials relating to a Trust or any Fund (including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs or other similar materials, but not including any materials prepared and used for Participant's internal use only, any brokerage communications between employees of Participant and customers or any communications prepared and directed to registered broker-dealers) ("Marketing Materials"), except (i) such Marketing Materials as may be furnished to the Participant by the Distributor or the applicable Trust or Fund and (ii) such other Marketing Materials as are consistent with the applicable Fund's then current Prospectus or otherwise approved by the Distributor or the Trust; provided that such Marketing Materials clearly indicate that such Marketing Materials are prepared and distributed by Participant and, upon request, a copy is forwarded to the Distributor as soon as practicable.

      (c) Notwithstanding anything to the contrary in this Agreement, Participant and its affiliates may prepare and circulate in the regular course of their businesses (i) research reports that include information, opinions or recommendations relating to Shares; and (ii) without reference to a Fund or its Prospectus, data and information relating to the various indices to which the Funds are benchmarked.

SECTION 7.          SUBCUSTODIAN ACCOUNTS.

      The Participant understands and agrees that in the case of an International Fund, the relevant Trust has caused The Bank of New York Mellon acting in its capacity as the Trust's custodian ("Custodian") to maintain with one or more applicable subcustodians (each, a "Subcustodian") for such International Fund an account in the relevant foreign jurisdiction(s) to which the Participant shall deliver or cause to be delivered in connection with the purchase of a Creation Unit the securities and any other cash amounts (or the cash value of all or a part of such securities, in the case of a permitted or required cash purchase or "cash in lieu" amount) on behalf of itself or any party for which it is acting (whether or not a customer), with any appropriate adjustments as advised by the Trust or such International Fund, in accordance with the terms and conditions applicable to such account in such foreign jurisdiction.

SECTION 8.          TITLE TO SECURITIES: RESTRICTED SHARES.

      The Participant represents that upon delivery of a portfolio of Deposit Securities to a Fund's custodian, the Fund will acquire good and unencumbered title to such securities, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims, including, without limitation, any special restriction upon the sale or transfer of such securities imposed by (i) any agreement or arrangement entered into by the Participant or any party for which it is acting in connection with a Creation Order or (ii) any provision of the Securities Act, and any regulations thereunder (except that portfolio securities of issuers other than U.S. issuers shall not be required to have been registered under the Securities Act if exempt from such registration), or of the applicable laws or regulations of any other applicable jurisdiction.

SECTION 9.          FEES.

      In connection with the creation or redemption of Creation Units, the Transfer Agent shall charge, and the Participant agrees to pay to the Transfer Agent, (i) the Creation Transaction Fee or Redemption Transaction Fee (each also sometimes referred to individually herein as the "Transaction Fee") prescribed in the relevant Fund's Prospectus applicable to creations or redemptions through the Trusts' Clearing Process, or (ii) the applicable Creation Transaction Fee or Redemption Transaction Fee plus, in each case, such additional variable amounts as may be prescribed in the relevant Fund's Prospectus for (a) creations or redemptions outside the Trusts' Clearing Process and (b) creations through the Trusts' Clearing Process where the cash equivalent value of one or more Deposit Securities is being deposited in lieu of the inclusion of such Deposit Securities in the securities portion of the Fund Deposit. The Transaction Fee may be waived or otherwise adjusted from time to time subject to the provisions relating thereto and any limitations as prescribed in the relevant Fund's Prospectus. With respect to International Funds (for which creations and redemptions are processed outside the Trusts' Clearing Process), such additional variable amounts may include any expenses incurred by a Fund in the transfer of Deposit Securities to the Fund in connection with a creation of Creation Units, and in the transfer of Deposit Securities to the Participant in connection with a redemption of Creation Units; such expenses may include operational processing and brokerage costs, transfer fees, stamp taxes and the like. When an International Fund permits a Participant to substitute cash or a different security in lieu of depositing one or more of the requisite Deposit Securities, the Participant may be assessed a higher Transaction Fee on the substitute security portion of its investment to cover the cost of purchasing the Deposit Securities and/or disposing of the substituted securities, including operational processing and brokerage costs, transfer fees, stamp taxes, and part or all of the spread between the expected bid and offer side of the market related to such Deposit Securities and/or substitute securities.

SECTION 10.         AUTHORIZED PERSONS.

      Concurrently with the execution of this Agreement and from time to time thereafter, the Participant shall deliver to the Distributor and the Transfer Agent, duly certified as appropriate by its secretary or other duly authorized person, a certificate setting forth the names and signatures of all persons authorized to give instructions relating to activity contemplated hereby or any other notice, request or instruction on behalf of the Participant (each, an "Authorized Person"). Such certificate may be accepted and relied upon by the Distributor and the Transfer Agent as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until delivery to the Distributor and the Transfer Agent of a superseding certificate bearing a subsequent date. The Transfer Agent shall issue to each Authorized Person a unique personal identification number ("PIN Number") by which such Authorized Person and the Participant shall be identified and instructions issued by the Participant hereunder shall be authenticated. Upon the termination or revocation of authority of such Authorized Person by the Participant, the Participant shall give prompt written notice of such fact to the Distributor and the Transfer Agent and such notice shall be effective upon receipt by both the Distributor and the Transfer Agent.

SECTION 11.         REDEMPTION.

      The Participant represents and warrants that it will not obtain a Submission Number (as defined in Attachment A) from the Transfer Agent for the purpose of redeeming a Creation Unit unless it first ascertains that (a) it or its customer, as the case may be, owns outright or has full legal authority and legal beneficial right to tender for redemption the requisite number of Shares of any Fund to be redeemed, and the entire proceeds of the redemption, (b) the delivery of such Shares to the Transfer Agent in accordance with the Prospectus or as otherwise required by the Trust or Fund would not be precluded as the result of their being subject to or the subject of a loan, repurchase agreement, securities lending agreement or other arrangement and (c) upon delivery to the Fund's custodian, the Shares will be free and clear of all liens.

      A Trust may make redemptions in cash in lieu of transferring one or more Deposit Securities if the Trust or Fund determines, in its discretion, that such method is warranted because a Participant who has placed the Redemption Order is restrained by regulation or policy from transacting in the Deposit Securities, delivery of the Deposit Securities is not permissible under applicable law or foreign stock exchange regulations, or for other reasons.

       In connection with an International Fund, a Participant must maintain appropriate securities broker-dealer, bank or other custody arrangements to which account Deposit Securities will be delivered in connection with a redemption. If a redeeming Participant, or any party on whose behalf the Participant is acting, does not have appropriate arrangements to take delivery of the Deposit Securities in the relevant foreign jurisdiction(s) and it is not possible to make other such arrangements, or if it is not possible to effect deliveries of the Deposit Securities in such foreign jurisdiction(s) and in certain other circumstances, the Trust or Fund may in its discretion redeem Shares for cash, and the redeeming Participant, on behalf of itself or any part for which it is acting, will be required to receive redemption proceeds in cash. In such case, the Participant will receive a cash payment equal to the net asset value (next determined after receipt of the Redemption Order) times the number of Shares in a Creation Unit of the relevant International Fund, minus the Transaction Fee and other costs specified in Section 9.

       In the case of a beneficial owner of an International Fund who is a resident of Australia or New Zealand, the Participant understands and agrees that such beneficial owner is only entitled to receive cash upon its redemption of Creation Units. In a Redemption Order, the Participant will be required to confirm that an in-kind redemption request has not been submitted on behalf of a beneficial owner who is an Australian or New Zealand resident.

SECTION 12.         FUND'S TAX BASIS.

      The Participant represents and warrants to the Distributor and each Trust and Fund that with respect to any Creation Units it shall only deliver or transfer, or cause to be delivered or transferred, Deposit Securities (or contracts therefor) that, should Section 351 of the Internal Revenue Code of

1986, as amended, apply to such delivery or transfer, will have a tax basis in the hands of the Fund receiving the Deposit Securities equal to the closing market price of such Deposit Securities on the date the Creation Order with respect thereto is Deemed Received (as such term is defined in Attachment A hereto). Such representation and warranty shall be deemed repeated with respect to each Creation Order.

SECTION 13.         INDEMNIFICATION.

      (a) The Participant hereby agrees to indemnify and hold harmless the Distributor in its capacity as principal underwriter, each Trust, each Fund, the Transfer Agent, their respective affiliates, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of
Section 15 of the Securities Act (each, for purposes of this paragraph, an "Indemnified Party") from and against any loss, liability, cost and expense (including reasonable attorneys' fees) incurred by such Indemnified Party as a result of (i) any breach by the Participant of any provision of this Agreement that relates to the Participant; (ii) any failure on the part of the Participant to perform any of its obligations set forth in this Agreement; (iii) any failure by the Participant to comply with applicable laws, including rules and regulations of self-regulatory organizations in relation to the sales, trading or marketing of Shares and the creation or redemption of or investment in a Fund or Funds, except that the Participant shall not be required to indemnify an Indemnified Party to the extent that such failure was caused by Participant's adherence to instructions given or representations made by the Distributor, the Transfer Agent or any Indemnified Party, as applicable; or (iv) actions of such Indemnified Party in reliance upon any instructions issued or representations made in accordance with Attachment A (as it may be amended from time to time) reasonably believed by the Distributor or the Transfer Agent, as applicable, to be genuine and to have been given by the Participant except to the extent that the Participant had previously revoked a PIN Number used in giving such instructions or representations (where applicable) and such revocation was given by the Participant and received by the Distributor and the Transfer Agent in accordance with the terms of Section 10 hereto. The Participant and the Distributor understand and agree that each Trust and Fund as a third party beneficiary of this Agreement is entitled and intends to proceed directly against the Participant in the event that the Participant fails to honor any of its obligations pursuant to this Agreement that benefit each such Trust and Fund.

      (b) The Distributor hereby agrees to indemnify and hold harmless the Participant, its respective subsidiaries, affiliates, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the Securities Act (each, for purposes of this paragraph, an "Indemnified Party") from and against any loss, liability, cost and expense (including reasonable attorneys' fees) incurred by such Indemnified Party as a result of (i) any breach by the Distributor of any provision of this Agreement that relates to the Distributor; (ii) any failure on the part of the Distributor to perform any of its obligations set forth in this Agreement; (iii) any failure by the Distributor to comply with applicable laws, including rules and regulations of self-regulatory organizations in relation to its role as Distributor of the Funds; or (iv) actions of such Indemnified Party in reliance upon any instructions issued or representations made in accordance with Attachment A (as it may be amended from time to time) reasonably believed by the Participant to be genuine and to have been given by the Distributor or the Transfer Agent.

      (c) Each of the Distributor and Participant agrees to jointly and severally indemnify Transfer Agent and hold Transfer Agent harmless from and against any and all losses sustained or incurred by or asserted against Transfer Agent by reason of or as a result of any action or inaction, or arising out of Transfer Agent's performance hereunder, including reasonable fees and expenses of counsel incurred by Transfer Agent in a successful defense of claims by the Distributor and/or Participant; provided however, Distributor and/or Participant shall not indemnify Transfer Agent for those losses arising out of Transfer Agent's own negligence or willful misconduct or that of its employees. This indemnity shall be a continuing obligation of the Distributor and/or Participant, and their respective successors and assigns, notwithstanding the termination of this Agreement.

      (d) Except to the extent that the Transfer Agent is to be indemnified as provided in this Section 13, no party to this Agreement shall be liable to the other party or to any other person for any damages arising out of mistakes or errors in data provided to such Indemnified Party by a third party, or out of interruptions or delays of electronic means of communications with the Indemnified Parties.

SECTION 14.         STANDARD OF CARE.

      Transfer Agent shall have no responsibility and shall not be liable for any loss or damage unless such loss or damage is caused by its own negligence or willful misconduct or that of its employees, or its breach of any of its obligations hereunder. In no event shall the Transfer Agent be liable for special, indirect or consequential damages regardless of the form of action and even if the same were foreseeable.

SECTION 15.         FORCE MAJEURE.

      Transfer Agent shall establish and maintain a disaster recovery plan and back-up system at all times satisfying the requirements of all laws, rules and regulations (the "Disaster Recovery Plan and Back-Up System") applicable to the Transfer Agent for providing services as such. Transfer Agent shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control which are not a result of its negligence, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, transportation, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority; governmental actions; or inability to obtain labor, material, equipment or transportation, provided that Transfer Agent has established and is maintaining the Disaster Recovery Plan and Back-Up System, or if not, that such delay or failure would have occurred even if Transfer Agent had established and was maintaining the Disaster Recovery Plan and Back-Up System. Upon the occurrence of any such delay or failure, Transfer Agent shall use commercially reasonable best efforts to resume performance as soon as practicable under the circumstances.

SECTION 16.         ACKNOWLEDGMENT.

      The Participant acknowledges receipt of each relevant Fund's Prospectus and represents it has reviewed such document and understands the terms thereof.

SECTION 17.         NOTICES.

      Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery or by postage prepaid registered or certified United States first class mail, return receipt requested, or facsimile or similar means of same day delivery (with a confirming copy by mail as provided herein). Unless otherwise notified in writing, all notices to the Transfer Agent shall be given or sent as follows: The Bank of New York Mellon, 101 Barclay Street, New York, New York 10286, Attn: ETF Services Group. All notices to the Participant and the Distributor shall be directed to the address, telephone or facsimile indicated below the signature line of such party.

SECTION 18.         TERMINATION.

      This Agreement shall become effective in this form as of the date accepted by the Transfer Agent and may be terminated at any time by any party upon thirty
(30) days prior notice to the other parties (i) unless earlier terminated by the Transfer Agent in the event of a breach of this Agreement or the procedures described herein by the Participant or (ii) in the event that a Trust is terminated pursuant to its Declaration of Trust. This Agreement supersedes any prior Participant Agreement entered into by the parties. Any and all prior Participant Agreements entered into by the parties are deemed terminated upon execution of this Agreement.

SECTION 19.         PROSPECTUS.

      (a) The Distributor will provide to the Participant copies of the then current Prospectus for each Fund and any printed supplemental information in reasonable quantities upon request. The Distributor represents, warrants and agrees that it will notify the Participant when a revised, supplemented or amended Prospectus for any Shares is available and deliver or otherwise make available to the Participant copies of such revised, supplemented or amended Prospectus at such time and in such numbers as to enable the Participant to comply with any obligation it may have to deliver such Prospectus to customers. As a general matter, the Distributor will make such revised, supplemented or amended Prospectus available to the Participant no later than its effective date. The Distributor shall be deemed to have complied with this Section 19 when the Participant has received such revised, supplemented or amended Prospectus by email at _______________________, in printable form, with such number of hard copies as may be agreed from time to time by the parties promptly thereafter.

      (b) Distributor represents and warrants that (i) the registration statement(s) for the respective Trust(s) on Form N-1A and the Prospectus(es) contained therein conform in all material respects to the requirements of the Securities Act, and the rules and regulations of the Securities and Exchange

Commission thereunder and do not and will not, as of the applicable effective date as to the registration statement and any amendment thereto and as of the applicable filing date as to the respective Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the sale and distribution of the Shares as contemplated herein will not conflict with or result in a breach or violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Trusts, any Fund or the Distributor; and (iii) no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares, except the registration under the Securities Act of the Shares.

SECTION 20.         COUNTERPARTS.

      This Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all shall constitute but one and the same instrument.

SECTION 21.         NO WAIVER.

      Each and every right granted to any party hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of any party hereto to exercise, and no delay in exercising, any right will operate as a waiver thereof, nor will any single or partial exercise by any party hereto of any right preclude any other or future exercise thereof or the exercise of any other right.

SECTION 22.         ENFORCEABILITY; AMENDMENT.

      In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected thereby. This Agreement may not be amended or modified in any manner except by a written agreement executed by the parties hereto, except that any amendment to
Schedule I approved in writing by the Distributor (upon which written approval the Transfer Agent may conclusively rely) and any amendment to Attachment A hereto need be signed only by the Transfer Agent. The Transfer Agent shall provide the Participant a copy of any such amendment in the manner provided in
Section 17. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by any party without the written consent of the others.

SECTION 23.         GOVERNING LAW; CONSENT TO JURISDICTION.

      This Agreement shall be construed in accordance with the substantive laws of the State of New York, without regard to conflicts of laws principles thereof. The parties hereby consent to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder. Each party hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that such proceeding brought in such a court has been brought in an inconvenient forum. Each party hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

SECTION 24.         STATUS OF FUND

      The Distributor hereby represents that each Series of the Trust(s) are registered open ended investment companies operating in accordance with the exemptive order granted under 812-13000 and I.C. Release No. 27068 dated September 20, 2005, as the same may be amended from time to time, and I.C. Release No. 27051 dated August 26, 2005 and any additional I.C. Releases related to such amendments.

                                        FIRST TRUST PORTFOLIOS, L.P.

                                        By
                                           -------------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
                                                 -------------------------------

                                        Address:   120 E. Liberty Drive,
                                                   Suite 400
                                                   Wheaton, Illinois 60187
                                        Telephone: (630) 765-8798
                                        Facsimile: (630) 517-7437



                                        [PARTICIPANT]

                                        By
                                           -------------------------------------
                                           Name:
                                                  ------------------------------
                                           Title:
                                                  ------------------------------

                                        Address:
                                                  ------------------------------

                                                  ------------------------------

                                        Telephone:
                                                  ------------------------------
                                        Facsimile:
                                                  ------------------------------



                                        THE BANK OF NEW YORK MELLON, as
                                           Transfer Agent

                                        By
                                           -------------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
                                                 -------------------------------

                                        Address:   101 Barclay Street
                                                   New York, New York 10286
                                        Telephone: (212) 815-5031
                                        Facsimile: (212) 815-2889



Dated:
       -------------------------

                                   SCHEDULE I



SERIES OF FIRST TRUST EXCHANGE-TRADED FUND (ALL SERIES)


SERIES OF FIRST TRUST EXCHANGE-TRADED FUND II (ALL SERIES)


SERIES OF FIRST TRUST EXCHANGE-TRADED FUND IV

       First Trust North American Energy Infrastructure Index Fund

       First Trust Tactical High Yield ETF

       First Trust Senior Load Fund

       First Trust Enhanced Short Maturity ETF

       First Trust Strategic Income ETF

       First Trust Low Duration Opportunities ETF


SERIES OF FIRST TRUST EXCHANGE-TRADED FUND VIII (ALL SERIES)


SERIES OF FIRST TRUST EXCHANGE-TRADED ALPHADEX(R) FUND (ALL SERIES)


                                     Sch.I

                                  ATTACHMENT A

                           PROCEDURES FOR PROCESSING
                     PURCHASE ORDERS AND REDEMPTION ORDERS

      Subject to the terms and conditions of the attached Participant Agreement, this document supplements the Prospectuses for Exchange-Traded Funds listed on
Schedule I and is an attachment to, and incorporated into and made a part of, the Participant Agreement with respect to the procedures to be used by (i) the Transfer Agent in processing an order for the creation of Shares, and (ii) the Transfer Agent in processing a request for the redemption of Shares, and (iii) the Participants and the Transfer Agent in delivering or arranging for the delivery of requisite cash payments, Fund Deposit or Shares, as the case may be, in connection with the submission of orders for creation or requests for redemption. Capitalized terms not otherwise defined have the meaning assigned to them in the Participant Agreement.

      In order to place a Purchase Order, an Authorized Participant is required to have signed an Authorized Participant Agreement. Upon acceptance of the Authorized Participant Agreement and execution thereof by the Trust and in connection with the initial Purchase Order submitted by the Authorized Participant, the Transfer Agent will assign a PIN Number to each Authorized Person authorized to act for an Authorized Participant. This will allow an Authorized Participant, through its Authorized Person(s), to place a Purchase Order or Redemption Order with respect to the purchase or redemption of Creation Units of Shares of the Trust.


                                 Attachment - 1

                                                           ATTACHMENT A - PART I


                 TO PLACE A PURCHASE ORDER FOR CREATION UNIT(S)
           OF SHARES OF ONE OR MORE FUNDS OF FIRST TRUST ADVISORS L.P.


SECTION 1.          PLACING A PURCHASE ORDER

            The Authorized Participant ("AP") submitting an order to create shall submit such orders containing the information required to the Transfer Agent in the following manner: (a) by telephone to the BNYM ETF Order Desk Administrator followed up with the faxed order form (within 15 minutes of the verbal phone order) according to the procedures set forth below, or (b) through the BNYM ETF Center Interface (electronic order entry system portal), as such may be made available and constituted from time to time, the use of which shall be subject to the terms and conditions of the Electronic Services Agreement incorporated herein by reference. The order so transmitted (either orally and in writing, or electronic form) is hereinafter referred to as the "Submission" or the "Purchase Order" as applicable, and the Business Day on which a Submission is made is hereinafter referred to as the "Transmittal Date".

      NOTE THAT WHEN THE TELEPHONIC METHOD OF SUBMITTING ORDERS IS USED, THE TELEPHONE CALL IN WHICH THE ORDER NUMBER IS ISSUED INITIATES THE ORDER PROCESS BUT DOES NOT ALONE CONSTITUTE THE ORDER. AN ORDER OR REQUEST IS ONLY COMPLETED AND PROCESSED UPON RECEIPT OF THE FAXED ORDER FORM SUBMISSION.

            To begin a Purchase Order by phone, the Authorized Participant ("AP") must telephone the BNYM ETF Order Desk Administrator at (718) 315-7500 or other number that BNYM designates in writing to the AP. This telephone call must be made by an Authorized Person of the AP and answered by the BNYM ETF Order Desk before the established cut-off time of the Fund(s) (Eastern Standard Time "Listing Exchange Closing Time or Order Cutoff Time," as applicable). Upon verifying the authenticity of the AP (as determined by the use of the appropriate PIN Number), the BNYM ETF Order Desk Administrator will request that the AP place the Purchase Order. To do so, the AP must provide the appropriate ticker symbols when referring to each Fund. After the AP has placed the Purchase Order, the BNYM ETF Order Desk Administrator will read the Purchase Order back to the AP. The AP then must confirm that the Purchase Order has been taken correctly by the BNYM ETF Order Desk Administrator. If the AP confirms that the Purchase Order has been taken correctly, the BNYM ETF Order Desk Administrator will issue an order number to the AP. Most orders may also be placed by the AP via the BNYM ETF Center Interface by the times described above.

            Purchase Orders for select funds (T-1 (T minus 1) Next Day International Market Orders, are to be placed after the Listing Exchange Closing Time of 4:00 PM and before the Fund's established T-1 order window cut-off time, the latest being 5:30 PM Eastern Standard Time on any


                                 Attachment - 2

      Business Day. Such Purchase Orders, if accepted, will receive the next Business Day's NAV per Creation Unit. The Transfer Agent's telephone number for all T- l orders is 718-315-7501.

      PLEASE NOTE: A PURCHASE ORDER IS NOT COMPLETE UNTIL AN ORDER NUMBER IS ISSUED BY THE BNYM ETF ORDER DESK ADMINISTRATOR. WITH RESPECT TO EACH FUND, AN ORDER CAN NOT BE CANCELED BY THE AP AFTER THE FUND'S ORDER WINDOW CUT-OFF TIME. INCOMING TELEPHONE CALLS ARE QUEUED AND WILL BE HANDLED IN THE SEQUENCE RECEIVED. ACCORDINGLY THE AP SHOULD NOT HANG UP AND REDIAL. CALLS THAT ARE IN PROGRESS AT THE CUTOFF TIME ARE VALID AND THE ORDER WILL BE TAKEN. PLEASE NOTE THAT "IN PROGRESS" IS DEFINED AS AN AP ACTUALLY SPEAKING WITH A BNYM ETF ORDER DESK ADMINISTRATOR. FOR CALLS THAT ARE PLACED BEFORE THE CUTOFF TIME THAT ARE IN THE HOLDING QUEUE UNANSWERED AT OR AFTER THE CUTOFF WILL BE VERBALLY DENIED. INCOMING CALLS THAT ARE RECEIVED AFTER THE CUTTOFF TIME WILL NOT BE ANSWERED BY THE BNYM ETF ORDER DESK. ALL TELEPHONE CALLS WILL BE RECORDED.

SECTION 2.          RECEIPT OF TRADE CONFIRMATION

            Subject to the conditions that a properly completed Purchase Order has been placed by the AP not later than the Order Cutoff Time and that the Distributor finds no cause to reject such Purchase Order for the reason(s) listed in Section 3 below, the Distributor will accept the Purchase Order on behalf of the Trust and will confirm in writing to the AP that its Purchase Order has been accepted within 45 minutes after the designated Order Cutoff Time on the Order Date (e.g., 4:45 PM ET or 6:15 PM ET, as appropriate). Once the Purchase Order has been approved by the Distributor, the Distributor signs the written Purchase Order (indicating the time of its signature) and transmits that Purchase Order to the BNYM ETF Order Desk Administrator, IF NOT APPROVING THE ORDER(S) ON-LINE VIA THE ETF CENTER INTERFACE.

            Until such time as the Distributor confirms acceptance thereof, any Purchase Order remains subject to rejection by the Trust for any reason(s) listed in Section 3 below.

SECTION 3.          REJECTING OR SUSPENDING PURCHASE ORDERS

            The Trust and the Distributor reserve the absolute right to reject acceptance of a Purchase Order for the following reasons: (i) the order is not in proper form as determined by the Trust, the BNYM ETF Order Desk Administrator or the Distributor; (ii) subject to Section 4 of this Attachment A - Part I , the portfolio of Deposit Securities (and/or cash in lieu of names that the AP is not able to deliver in physical form) delivered is not as specified by the Distributor, (iii) the investor(s), upon obtaining the Shares ordered, would own 80% or more of the currently outstanding Shares of such Fund; (iv) acceptance of the Deposit Securities


                                 Attachment - 3
      would have certain adverse tax consequences to the Trust or any Fund; (v) the acceptance of the Fund Deposit would, in the opinion of counsel, be unlawful; or (vi) circumstances outside the control of Trust, the

      Distributor or the Transfer Agent make it impossible to process a Purchase Order. The Distributor shall notify the AP of a rejection of any Purchase Order. The Distributor and the Trust are under no duty, however, to give notification of any defects or irregularities in the delivery of Fund Deposits nor shall either of them incur any liability for the failure to give any such notification.

            The Trust acknowledges its agreement to return to the AP or any party for which it is acting any dividend, distribution or other corporate action paid to the Trust in respect of any Deposit Security that is transferred to the Trust that, based on the valuation of such Deposit Security at the time of transfer, should have been paid to the AP or any party for which it is acting.

SECTION 4.          CONTRACTUAL SETTLEMENT

      (a)   Through the CNS Clearing Process:

            (1) Except as provided below, Deposit Securities of any Domestic Fund must be delivered through the NSCC to a DTC account maintained at the Custodian on or before the Domestic Contractual Settlement Date (defined below). The AP must also make available on or before the Contractual Settlement Date, by means satisfactory to the Trust, immediately available or same day funds estimated by the Trust to be sufficient to pay the Cash Component next determined after acceptance of the Purchase Order, together with the applicable purchase Transaction Fee. Any excess funds will be returned following settlement of the issue of the Creation Unit of Shares of the Trust. The "Domestic Contractual Settlement Date" is the earlier of
      (i) the date upon which all of the required Deposit Securities, the Cash Component and any other cash amounts which may be due are delivered to the Trust and (ii) the trade date plus two (T +2) Business Days. Except as provided in the next two paragraphs, a Creation Unit of Shares of any Fund will be issued through the CNS system and the payment of the Cash Component and the purchase Transaction Fee through CNS in accordance with the terms, conditions and guarantees as set forth in CNS agreements to which the Custodian and AP have entered into.

            (2) The Trust reserves the right to permit or require the substitution of an amount of cash (i.e., a "cash in lieu" amount) to be added to the Cash Component to replace any Deposit Security with respect to any Domestic Fund which may not be available in sufficient quantity for delivery or which may not be eligible for transfer through the CNS Clearing Process, or which may not be eligible for transfer through the systems of DTC and hence not eligible for transfer through the CNS Clearing Process (discussed below). Additional cost, if any, to acquire the omitted securities will be at the expense of the Participant.


                                 Attachment - 4

            (3) Any settlement outside the CNS Clearing Process is subject to additional requirements and fees as discussed in the Prospectus.

      (b)   Outside the CNS Clearing Process:

            (1) Except as provided below, Deposit Securities must be delivered to an account maintained at the applicable local Subcustodian on or before the International Contractual Settlement Date (defined below). The AP must also make available on or before the International Contractual Settlement Date, by means satisfactory to the Trust, immediately available or same day funds estimated by the Trust to be sufficient to pay the Cash Component next determined after acceptance of the Purchase Order, together with the applicable purchase Transaction Fee (as described in the Prospectus). Any excess funds will be returned following settlement of the issue of the Creation Unit of Shares. The "International Contractual Settlement Date" with respect to each International Fund is the earlier of
      (i) the date upon which all of the required Deposit Securities, the Cash Component and any other cash amounts which may be due are delivered to the Trust and (ii) the latest day for settlement on the customary settlement cycle in the jurisdiction(s) where any of the securities of such International Fund are customarily traded.

            (2) Except as provided in the next two paragraphs, a Creation Unit of Shares in any International Fund will not be issued until the transfer of good title to the Trust of the portfolio of Deposit Securities and the payment of the Cash Component and the purchase Transaction Fee have been completed. When the Subcustodian confirms to the Custodian that the required securities included in the Fund Deposit (or, when permitted in the sole discretion of the Trust, the cash value thereof) have been delivered to the account of the relevant Subcustodian, the Custodian shall will cause the delivery of the Creation Unit of Shares.

            (3) The Trust may in its sole discretion permit or require the substitution of an amount of cash (i.e., a "cash in lieu" amount) to be added to the Cash Component to replace any Deposit Security which may not be available in sufficient quantity for delivery or for other similar reasons. If the Trust notifies the Distributor that a "cash in lieu" amount will be accepted, the Distributor will notify the AP and the Transfer Agent and the AP shall deliver, on behalf of itself or the party on whose behalf it is acting, the "cash in lieu" amount, with any appropriate adjustments as advised by the Trust which may include any difference between the actual cost to the Trust to acquire an omitted security and the value of the security had the security been delivered in kind. Additional amounts, if any, shall be included in the calculation of the Cash Component to be received, any excess amounts will be returned to the AP following settlement of the issue of the Creation Unit of Shares.

            (4) In the event that a Fund Deposit is incomplete on the settlement date for a Creation Unit of Shares because certain or all of the Deposit Securities are missing, the Trust may issue a Creation Unit of Shares notwithstanding such deficiency in reliance on the undertaking of the AP to deliver the missing Deposit Securities as soon as possible, which


                                 Attachment - 5
      undertaking shall be secured by such the AP's delivery and maintenance of collateral consisting of cash having a value at least equal to 115% of the value of the missing Deposit Securities. The parties hereto agree that the delivery of such collateral shall be made in accordance with the Cash Collateral Settlement Procedures, which such procedures shall be provided to the AP by the Transfer Agent upon request. The parties hereto further agree that the Trust, acting in good faith, may purchase the missing Deposit Securities at any time and the AP agrees to accept liability for any shortfall between the cost to the Trust of purchasing such securities and the value of the collateral, which may be sold by the Trust at such time, and in such manner, as the Trust may determine in its sole discretion.

SECTION 5.          CASH PURCHASES

      When, in the sole discretion of the Trust, cash purchases of Creation Units of Shares are available or specified for a Fund, such purchases shall be affected in essentially the same manner as in-kind purchases thereof. In the case of a cash purchase or where the cash equivalent value of one or more Deposit Securities is being deposited in lieu of such Deposit Security, the AP must pay the cash equivalent of the Deposit Securities it would otherwise be required to provide through an in-kind purchase, plus the same Cash Component required to be paid by an in-kind purchaser. In addition, to offset the Trust's brokerage, transaction, and other costs associated with using the cash to purchase the requisite Deposit Securities, the AP may be required to pay and additional Transaction Fee or adjustment as advised by the Trust which may include any difference between the actual cost to the Trust to acquire the Deposit Securities and the value of the Deposit Securities had the Deposit Securities been delivered. Such Transaction Fees and additional amounts, if any, shall be included in the calculation of the Cash Component to be received. Any excess amounts will be returned to the AP following settlement of the issue of the Creation Unit of Shares.

SECTION 6.          CUSTOM BASKETS

      The Trust has developed procedures for Creations and Redemptions using baskets of Deposit Securities that differ from that published by NSCC as the then-existing portfolio basket for the Fund (a "Custom Basket"). In order for an AP to deliver or receive a Custom Basket to the Distributor or Transfer Agent and the Trust in connection with a purchase or redemption order rather than the basket of Deposit Securities published by NSCC together with the Cash Amount, any cash in lieu amounts and any other cash fees, the Distributor, the Funds' investment adviser, or Trust must notify the AP that the Fund would like to effect the purchase or redemption through a Custom Basket and identify the contents of the Custom Basket on or prior to the time the AP calls with its Purchase Order and the AP must agree to deliver the Custom Basket in connection with the purchase. Prior to trade date, the Transfer Agent must notify NSCC of the Deposit Securities in the custom creation basket.


                                 Attachment - 6

                                                          ATTACHMENT A - PART II

                        TO PLACE A REDEMPTION ORDER FOR
               CREATION UNIT(S) OF SHARES OF ONE OR MORE FUNDS OF
                            FIRST TRUST ADVISORS LP

SECTION 1.          PLACING A REDEMPTION ORDER

            The Authorized Participant ("AP") submitting an order to redeem shall submit such orders containing the information required to the Transfer Agent in the following manner: (a) by telephone to the BNYM ETF Order Desk Administrator followed up with the faxed order form (within 15 minutes of the verbal phone order) according to the procedures set forth below, or (b) through the BNYM ETF Center Interface (electronic order entry system portal), as such may be made available and constituted from time to time, the use of which shall be subject to the terms and conditions of the ELECTRONIC SERVICES AGREEMENT INCORPORATED HEREIN BY REFERENCE. The order so transmitted (either orally and in writing, or electronic form) is hereinafter referred to as the "Submission" or the "Redemption Order" as applicable, and the Business Day on which a Submission is made is hereinafter referred to as the "Transmittal Date".

      NOTE THAT WHEN THE TELEPHONIC METHOD OF SUBMITTING ORDERS IS USED, THE TELEPHONE CALL IN WHICH THE ORDER NUMBER IS ISSUED INITIATES THE ORDER PROCESS BUT DOES NOT ALONE CONSTITUTE THE ORDER. AN ORDER OR REQUEST IS ONLY COMPLETED AND PROCESSED UPON RECEIPT OF THE FAXED ORDER FORM SUBMISSION.

            To begin a Redemption Order by phone, the Authorized Participant ("AP") must telephone the BNYM ETF Order Desk Administrator at (718) 315-7500 or other number that BNYM designates in writing to the AP. This telephone call must be made by an Authorized Person of the AP and answered by the BNYM ETF Order Desk before the established cut-off time of the Fund(s) (Eastern Standard Time "Listing Exchange Closing Time or Order Cutoff Time," as applicable). Upon verifying the authenticity of the AP (as determined by the use of the appropriate PIN Number), the BNYM ETF Order Desk Administrator will request that the AP place the Redemption Order. To do so, the AP must provide the appropriate ticker symbols when referring to each Fund. After the AP has placed the Redemption Order, the BNYM ETF Order Desk Administrator will read the Redemption Order back to the AP. The AP then must confirm that the Redemption Order has been taken correctly by the BNYM ETF Order Desk Administrator. If the AP confirms that the Redemption Order has been taken correctly, the BNYM ETF Order Desk Administrator will issue an order number to the AP. Most orders may also be placed by the AP via the BNYM ETF Center Interface by the times described above.


                                 Attachment - 7

      Redemption Orders for select funds (T-1 (T minus 1 ) Next Day International Market Orders, are to be placed after the Listing Exchange Closing Time of 4:00 PM and before the Fund's established T-1 order window cut-off time, the latest being 5:30 PM Eastern Standard Time on any Business Day. Such Redemption Orders, if accepted, will receive the next Business Day's NAV per Creation Unit. The Transfer Agent's telephone number for all T-1 orders is (718) 315-7501.

      PLEASE NOTE: A REDEMPTION ORDER IS NOT COMPLETE UNTIL AN ORDER NUMBER IS ISSUED BY THE BNYM ETF ORDER DESK ADMINISTRATOR. WITH RESPECT TO EACH FUND, AN ORDER CAN NOT BE CANCELED BY THE AP AFTER THE FUND'S ORDER WINDOW CUTOFF TIME. INCOMING TELEPHONE CALLS ARE QUEUED AND WILL BE HANDLED IN THE SEQUENCE RECEIVED. ACCORDINGLY, THE AP SHOULD NOT HANG UP AND REDIAL. CALLS THAT ARE IN PROGRESS AT THE CUTOFF TIME ARE VALID AND THE ORDER WILL BE TAKEN. PLEASE NOTE THAT "IN PROGRESS" IS DEFINED AS AN AP ACTUALLY SPEAKING WITH A BNYM ETF ORDER DESK ADMINISTRATOR. FOR CALLS THAT ARE PLACED BEFORE THE CUTOFF TIME THAT ARE IN THE HOLDING QUEUE UNANSWERED BY STAFF AT OR AFTER THE CUTOFF TIME, WILL BE VERBALLY DENIED. INCOMING CALLS THAT ARE RECEIVED AFTER THE CUTOFF TIME WILL NOT BE ANSWERED BY THE BNYM ETF ORDER DESK. ALL TELEPHONE CALLS WILL BE RECORDED.

SECTION 2.          RECEIPT OF TRADE CONFIRMATION

            Subject to the conditions that a properly completed Redemption Order has been placed by the AP not later than the Order Cutoff Time and that the Distributor finds no cause to reject such Purchase Order for the reason(s) listed in Section 3 below, the Distributor will accept the Purchase Order on behalf of the Trust and will confirm in writing to the AP that its Purchase Order has been accepted within 45 minutes after the designated Order Cutoff Time on the Order Date (e.g., 4:45 PM ET or 6:15 PM ET, as appropriate). Once the Redemption Order has been approved by the Distributor, the Distributor signs the written Redemption Order (indicating the time of its signature) and transmits that Redemption Order to the BNYM ETF Order Desk Administrator, IF NOT APPROVING THE ORDER(S) ON-LINE VIA THE ETF CENTER INTERFACE.

            Until such time as the Distributor confirms acceptance thereof, any Redemption Order remains subject to rejection by the Trust for any reason(s) listed in Section 3 below.

SECTION 3.          REJECTING OR SUSPENDING REDEMPTION ORDERS

            The right of redemption may be suspended or the date of payment postponed with respect to a Fund: (i) for any period during which the Listing Exchange is closed (other than customary weekend and holiday closings); (ii) for any period during which trading on the Listing


                                 Attachment - 8

      Exchange is suspended or restricted; (iii) for any period during which an emergency exists as a result of which disposal of the shares of such Fund or determination of such Fund's NAV is not reasonably practicable; or (iv) in such other circumstances as permitted by the SEC.

SECTION 4.          TAKING DELIVERY OF DEPOSIT SECURITIES

            The Deposit Securities constituting in-kind redemption proceeds will be delivered to the appropriate account, which must be indicated in the AP's Standing Redemption Instructions. An Authorized Person of the AP may amend the AP's Standing Redemption Instructions from time to time by writing to the BNYM ETF Order Desk Administrator and the Trust in a form approved by the Trust. A redeeming Beneficial Owner or the AP acting on behalf of such Beneficial Owner must maintain an appropriate securities broker-dealer, bank or other custody arrangements to which account such Deposit Securities will be delivered. Redemptions of Shares for Deposit Securities will be subject to compliance with applicable U.S. federal and state securities laws.

SECTION 5.          CONTRACTUAL SETTLEMENT

      (a)   Through the CNS Clearing Process:

            (1) Except as provided below, Deposit Securities of any Domestic Fund must be delivered through the NSCC to a DTC account maintained at the Custodian on or before the Domestic Contractual Settlement Date (defined below). The AP must also make available on or before the Contractual Settlement Date, by means satisfactory to the Trust, immediately available or same day funds estimated by the Trust to be sufficient to pay the Cash Component next determined after acceptance of the Purchase Order, together with the applicable purchase Transaction Fee. Any excess funds will be returned following settlement of the issue of the Creation Unit of Shares of the Trust. The "Domestic Contractual Settlement Date" is the earlier of
      (i) the date upon which all of the required Deposit Securities, the Cash Component and any other cash amounts which may be due are delivered to the Trust and (ii) the trade date plus two (T +2) Business Days. Except as provided in the next two paragraphs, a Creation Unit of Shares of any Fund will be issued through the CNS system and the payment of the Cash Component and the purchase Transaction Fee through CNS in accordance with the terms, conditions and guarantees as set forth in CNS agreements to which the Custodian and AP have entered into.

            (2) The Trust reserves the right to permit or require the substitution of an amount of cash (i.e., a "cash in lieu" amount) to be added to the Cash Component to replace any Deposit Security with respect to a Fund which may not be available in sufficient quantity for delivery or which may not be eligible for transfer through the CNS Clearing Process, or which may not be eligible for transfer through the systems of DTC and hence not eligible for transfer through the CNS Clearing Process (discussed below) and will be at the expense of the Fund and will affect the value of all Shares of such Fund; but the Trust, subject to the


                                 Attachment - 9
      approval of the Board, may adjust the Transaction Fee within the parameters described below to protect ongoing shareholders. Any settlement outside the CNS Clearing Process is subject to additional requirements and fees as discussed in the Prospectus.

            (3) In the event that the number of Shares is insufficient on the settlement date for Creation Unit(s) of Shares, the Trust may deliver the Deposit Securities notwithstanding such deficiency in reliance on the AP's undertaking to deliver the missing Shares as soon as possible, which undertaking shall be secured by such AP's delivery and maintenance of collateral consisting of cash having a value at least equal to 115% of the value of the missing Shares. The parties hereto agree that the delivery of such collateral shall be made in accordance with the Cash Collateral Settlement procedures, which such procedures shall be provided to the AP by the BNYM ETF Order Desk Administrator upon request. The parties hereto further agree that the Trust, acting in good faith, may purchase the missing Shares at any time and the AP agrees to accept liability for any shortfall between the cost to the Trust of purchasing such Shares and the value of the collateral, which may be sold by the Trust at such time, and in such manner, as the Trust may determine in its sole discretion.

      (b)   Outside the CNS Clearing Process:

            (1) Except as provided below, the Shares must be delivered to an account maintained at the Custodian on or before the Business Day immediately following the date on which the NAV of the redemption was calculated. The Trust will also make available on the International Contractual Settlement Date, immediately available or same day funds sufficient to pay the Cash Component next determined after acceptance of the Redemption Order, less the applicable Transaction Fee (as described in the Prospectus). The "International Contractual Settlement Date" of an International Fund is the earlier of (i) the date upon which all of the Deposit Securities are delivered to the AP and (ii) the latest day for settlement on the customary settlement cycle in the jurisdiction(s) where the any of the securities of such International Fund are customarily traded.

            (2) Deliveries of redemption proceeds by a Fund generally will be made within TWO (2) BUSINESS DAYS. Due to the schedule of holidays in certain countries, however, the delivery of in-kind Deposit Securities of International Funds may take longer than TWO (2) BUSINESS DAys after the day on which the Redemption Order is placed.

            (3) Except as provided in the next two paragraphs, the Deposit Securities will not be delivered until the transfer of good title to the Trust of the required Creation Unit(s) of Shares has been completed. When the Custodian confirms that the required Shares or, when permitted in the sole discretion of the Trust, the cash collateral has been received by the account, the Custodian will cause the delivery of the Deposit Securities.


                                Attachment - 10

            (4) The Trust may in its sole discretion permit or require the substitution of an amount of cash (i.e., a "cash in lieu" amount) to be added to the Cash Component to replace any Deposit Security which may not be available in sufficient quantity for delivery or for other similar reasons. If the Trust notifies the Distributor that a "cash in lieu" amount will be delivered, the Distributor will notify the AP and the AP shall receive the "cash in lieu" amount, with any appropriate adjustments as advised by the Trust. The AP may also elect to replace any Deposit Securities with a "cash in lieu" amount to the extent that the AP is not authorized to purchase the particular Deposit Securities from the Fund or is not able to sell the particular Deposit Securities in the secondary market, consistent with restrictions in applicable law or the AP's internal policies and procedures.

            (5) In the event that the number of Shares is insufficient on the settlement date for Creation Unit(s) of Shares (Order Date +1), the Trust may deliver the Deposit Securities notwithstanding such deficiency in reliance on the AP's undertaking to deliver the missing Shares as soon as possible, which undertaking shall be secured by such AP's delivery on Order Date +1 and subsequent maintenance of collateral consisting of cash having a value at least equal to 115% of the value of the missing Shares. The parties hereto agree that the delivery of such collateral shall be made in accordance with the Cash Collateral Settlement procedures, which such procedures shall be provided to the AP by the BNYM ETF Order Desk Administrator upon request. The parties hereto further agree that the Trust, acting in good faith, may purchase the missing Shares at any time and the AP agrees to accept liability for any shortfall between the cost to the Trust of purchasing such Shares and the value of the collateral, which may be sold by the Trust at such time, and in such manner, as the Trust may determine in its sole discretion.

SECTION 6.          CASH REDEMPTIONS

            In the event that, in the sole discretion of the Trust, cash redemptions are permitted or required by the Trust, proceeds will be paid to the AP redeeming Shares on behalf of the redeeming investor as soon as practicable after the date of redemption.

SECTION 7.          TELEPHONE AND FACSIMILE

EACH TRUST LISTED ON SCHEDULE I:

Telephone:  (630) 765-8000
Facsimile:  (630) 517-7509

TRANSFER AGENT:

Telephone:  (212) 815-2793
Facsimile:  (212) 667-9549

PARTICIPANT:

Telephone:
           -----------------
Facsimile:
           -----------------


                                Attachment - 11

                                        FIRST TRUST PORTFOLIOS, L.P.

                                        By
                                           -------------------------------------
                                           Title:


                                        [INSERT PARTICIPANT]

                                        By
                                           -------------------------------------
                                           Title:


ACCEPTED BY:

THE BANK OF NEW YORK MELLON,
as Transfer Agent

By
   ----------------------------------
   Title:

Dated:
      -------------------------------


                                Attachment - 12